Exhibit 2.03

AMENDMENT TO INVESTMENT AGREEMENT

This AMENDMENT TO INVESTMENT AGREEMENT (this “Amendment”), dated as of July 31, 2016 (the “Amendment Effective Date”), is by and between (i) Symantec Corporation, a Delaware corporation (the “Company”), and (ii) Bain Capital Fund XI, L.P., Bain Capital Europe Fund IV, L.P. and Silver Lake Partners IV Cayman (AIV II), L.P. (each a “Purchaser” and together the “Purchasers”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Existing Investment Agreement (as defined below).
WHEREAS, the Company and the Purchasers are party to that certain Investment Agreement, dated as of June 12, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Investment Agreement”).
WHEREAS, Section 6.03 of the Existing Investment Agreement provides that any provision of the Existing Investment Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties thereto executed in the same manner as the Existing Investment Agreement.
WHEREAS, the Company and the Purchasers wish to amend clause (iv)(z) of the second proviso to Section 6.07 of the Existing Investment Agreement to clarify the conditions for permitted transfers of rights of a holder of Registrable Securities under Article V of the Existing Investment Agreement.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
§1.Amendment to the Investment Agreement. Effective as of the Amendment Effective Date, the Existing Investment Agreement is hereby amended as follows, such that all of the newly inserted double underlined text (indicated textually in the same manner as the following example: double-underlined text) shall be deemed to be inserted and all stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom:
(a)    Clause (iv)(z) of the second proviso to Section 6.07 is hereby deleted and replaced in its entirety by the following:
(z)    to ~~a~~ any lender, administrative agent or collateral agent in connection with a Permitted Loan.
§2.    Miscellaneous Provisions.
(a)    EACH PARTY HERETO HEREBY AGREES THAT THE PROVISIONS OF SECTIONS 6.02, 6.03, 6.07, 6.08, 6.09, 6.10 AND 6.12 OF THE EXISTING INVESTMENT AGREEMENT SHALL APPLY TO THIS AMENDMENT, MUTATIS MUTANDIS.

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(b)    This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.
(c)    The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
(d)    This Amendment shall not constitute an amendment of any other provision of the Existing Investment Agreement not expressly referred to herein. Except as provided herein, the Existing Investment Agreement shall remain in full force and effect. From and after the date hereof, all references to the term “Agreement” in the Existing Investment Agreement shall be deemed to refer to the Existing Investment Agreement, as amended hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

SYMANTEC CORPORATION
By: /s/ Scott C. Taylor
Name:    Scott C. Taylor
Title:    Executive Vice President, General
Counsel and Secretary

[Signature Page to Amendment to Investment Agreement]

BAIN CAPITAL FUND XI, L.P.,
By:    Bain Capital Partners XI, L.P.,
    its General Partner
By;    Bain Capital Investors, LLC,
    its General Partner
By: /s/ David Humphrey
Name:    David Humphrey
Title:     Managing Director
BAIN CAPITAL EUROPE FUND IV, L.P.,
By:    Bain Capital Partners Europe IV, L.P.,
    its General Partner
By;    Bain Capital Investors, LLC,
    its General Partner
By: /s/ David Humphrey
Name:    David Humphrey
Title:     Managing Director

[Signature Page to Amendment to Investment Agreement]

SILVER LAKE PARTNERS IV CAYMAN (AIV II), L.P.
By: Silver Lake Technology Associates IV Cayman, L.P., its general partner
By: Silver Lake (Offshore) AIV GP IV, Ltd., its general partner
By: /s/ James A. Davidson
Name:    James A. Davidson
Title:     Director

[Signature Page to Amendment to Investment Agreement]